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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2014

Dear Stockholder:

              You are cordially invited to join us for our 2014 Annual Meeting of Stockholders to be held on Thursday, June 5, 2014 at 9:00 a.m. at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202.

              The materials following this letter include the formal Notice of Annual Meeting of Stockholders and the proxy statement. The proxy statement describes the business to be conducted at the meeting, including the election of one director; the ratification of the appointment of Hein & Associates, LLP as our independent auditors for the 2014 fiscal year; and the approval on a non-binding advisory basis of the 2013 compensation of our named executive officers. At the meeting, you will have an opportunity to meet with some of our directors and officers.

              Whether you own a few or many shares of our stock, it is important that your shares be represented. Regardless of whether you plan to attend the Annual Meeting in person, please take a moment now to vote your proxy by completing and signing the enclosed proxy card and promptly returning it in the envelope provided, or by granting a proxy and giving voting instructions by telephone or the internet. Instructions on how to vote your shares are located on your proxy card or on the voting instruction card provided by your broker.

              The officers and directors of Bonanza Creek appreciate and encourage stockholder participation. We look forward to seeing you at the Annual Meeting.

Sincerely,

Marvin M. Chronister Interim President and Chief Executive Officer

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

              Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Thursday, June 5, 2014, 9:00 a.m. local time (the "2014 Annual Meeting"). The 2014 Annual Meeting is being held for the following purposes:

                  1)  To elect the Class II director named in this proxy statement to our board of directors;

                  2)  To ratify the selection of Hein & Associates, LLP as the Company's independent registered public accountant for 2014;

                  3)  To approve, on an advisory basis, the compensation of our named executive officers; and

                  4)  To transact such other business as may properly come before the 2014 Annual Meeting.

              These proposals are described in the accompanying proxy materials. You will be able to vote at the 2014 Annual Meeting only if you were a stockholder of record at the close of business on April 28, 2014.

By Order of the Board of Directors,

Christopher I. Humber Senior Vice President, General Counsel & Secretary

Denver, Colorado
April 30, 2014

YOUR VOTE IS IMPORTANT

              Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the internet, so that you may be represented at the 2014 Annual Meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

 i

 ii

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS

              The Board of Directors (the "Board") of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company") requests your proxy for the 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting"), which will be held on Thursday, June 5, 2014, 9:00 a.m. local time, at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202. Distribution of these proxy solicitation materials is scheduled to begin on or about May 3, 2014. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the 2014 Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the 2014 Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the 2014 Annual Meeting.

GENERAL INFORMATION

              If you attend the 2014 Annual Meeting, you may vote in person. If you are not present at the 2014 Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the 2014 Annual Meeting by delivering to the Company's Secretary a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy or by signing and delivering to the Company's Secretary a proxy with a later date. Your attendance at the 2014 Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the 2014 Annual Meeting.

Stockholders of Record and Beneficial Owners

              Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

              Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent by our transfer agent directly to you. As a stockholder of record, you have the right to vote by proxy or to vote in person at the 2014 Annual Meeting. The proxy materials include a proxy card for the 2014 Annual Meeting.

              Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the 2014 Annual Meeting.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Quorum and Voting

              Voting Stock.    The Company's common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

              Record Date.    The record date for stockholders entitled to notice of and to vote at the 2014 Annual Meeting was the close of business on April 28, 2014. As of the record date, 40,389,991 shares of the Company's common stock were outstanding and are entitled to be voted at the 2014 Annual Meeting.

              Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2014 Annual Meeting is necessary to constitute a quorum at the 2014 Annual Meeting.

              If a quorum is not present, the chair of the meeting or a majority of the stockholders entitled to vote who are present in person or by proxy at the 2014 Annual Meeting have the power to adjourn the 2014 Annual Meeting from time to time, without notice other than an announcement at the 2014 Annual Meeting, until a quorum is present. At any adjourned 2014 Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the 2014 Annual Meeting as originally notified.

              Vote Required.    The director will be elected (Item One) by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote on the election of the director. Ratification of the selection of the Company's independent registered public accountant (Item Two) and approval of the compensation of the Company's named executive officers (Item Three) will require the affirmative vote of the holders of a majority of the shares present and entitled to vote with respect to the matter. An automated system will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Non-discretionary items include the election of directors and approval of the compensation of the Company's named executive officers. For ratification of the selection of the Company's independent registered public accountant, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the 2014 Annual Meeting. Broker non-votes will not have any effect on the outcome of voting on the director election or the advisory vote on compensation of our named executive officers. For purposes of voting on the ratification of the selection of the Company's independent registered public accountant, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

              Default Voting.    A proxy that is properly completed and submitted will be voted at the 2014 Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the nominee for Class II director named in this proxy statement;

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  FOR the ratification of the selection of Hein & Associates, LLP as the Company's independent registered public accountant for 2014; and

  •
  FOR the approval (on an advisory basis) of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the "SEC").

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the 2014 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

              After the 2014 Annual Meeting, assuming the stockholders elect the nominee of the Board as set forth in "Item One—Election of Director" below, the Board will be, and, as of the date of this proxy statement, the executive officers of the Company are:

Name	Age	Title
Richard J. Carty(1)(2)(3)(4)(6)	45	Chairman of the Board
Kevin A. Neveu(2)(3)(4)(5)	53	Director
James A. Watt(1)(2)(4)(6)	64	Director
Gregory P. Raih(1)(3)(4)	66	Director
Marvin M. Chronister(5)(6)	63	Director, Interim President and Chief Executive Officer
Anthony G. Buchanon	54	Executive Vice President and Chief Operating Officer
William J. Cassidy	48	Executive Vice President and Chief Financial Officer
Christopher I. Humber	41	Senior Vice President, General Counsel and Secretary
Lynn E. Boone	54	Senior Vice President, Planning & Reserves
Wade E. Jaques	41	Vice President, Chief Accounting Officer

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

(4)
Member of the Executive Search Committee.

(5)
Member of the Environmental, Safety and Regulatory Compliance Committee.

(6)
Member of the Reserve Committee.

              The Company's Board currently consists of five members with two vacancies that have not yet been filled. The Nominating and Corporate Governance Committee is conducting an active search to find candidates to fill those directorship vacancies and plans to make recommendations to the Board as soon as possible with a goal to fill such vacancies before the end of the 2014 fiscal year. The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. The Board has established the size of the Board at seven directors, divided into classes as follows: two directors in Class I, two directors in Class II and three directors in Class III. The classes are currently structured such that there are (i) two directors in Class I, (ii) one director and one vacancy in Class II and (iii) two directors and one vacancy in Class III. The current Class I directors are James A. Watt and Gregory P. Raih; the current Class II director is Kevin A. Neveu; and the current Class III directors are Richard J. Carty and Marvin M. Chronister. The term of office for the Class II director will expire at the 2014 Annual Meeting; the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015; and the term of office of Class I directors will expire at the Annual Meeting of Stockholders to be held in 2016. The Class II director elected at the 2014 Annual Meeting will serve a three-year term or until such director's successor is duly elected and qualified. At each succeeding annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Set forth below is biographical information about the nominee for director.

              Kevin A. Neveu was elected to our Board in March 2011. Mr. Neveu has over 32 years of experience in the oil and gas industry. Currently, Mr. Neveu serves as a director, President and Chief Executive Officer of Precision Drilling Corporation, where he has served as a director and Chief Executive Officer since August 2007. Mr. Neveu was previously President of the Rig Solutions Group of National Oilwell Varco in Houston and currently serves on the board of directors of Finning International. Mr. Neveu holds a Bachelor of Science degree and is a graduate of the Faculty of Engineering at the University of Alberta. Mr. Neveu is a Professional Engineer, as designated by the Association of Professional Engineers, Geologists and Geophysicists of Alberta. In 2002, Mr. Neveu completed the Advanced Management Program at the Harvard Business School. We believe Mr. Neveu's extensive experience in the oil and gas industry, as well as his experience on the boards of directors and management of public energy companies, bring substantial leadership and experience to our Board.

              Set forth below is biographical information about each of the Company's current directors and executive officers.

              Richard J. Carty has served as Chairman of the Board since the Company's formation in 2010. From 2009 to 2013, he served as President of West Face Capital (USA) Corp, an affiliate of West Face Capital, a Toronto-based investment management firm, and served on the boards of directors of portfolio companies on behalf of West Face Capital. Prior to that period, Mr. Carty was a Managing Director of Morgan Stanley Principal Strategies where he was responsible for the Special Situations, Strategic Investments and Global Quantitative Equity investment teams. Prior to Mr. Carty's 14 years at Morgan Stanley, he was a partner at Gordon Capital Corp for five years. He is currently on the board of directors of Forest Oil Corporation where he also serves on the audit committee. We believe Mr. Carty's extensive board experience, including experience on the board of public companies, bring substantial leadership and experience to our Board.

              Gregory P. Raih was elected as a member of our Board in November 2011. Mr. Raih has nearly 40 years of experience dealing with finance and accounting matters for public and private companies and extensive experience with companies in the oil and gas industry. Mr. Raih currently serves on the board of directors of General Moly, Inc., a U.S.-based mineral company engaged in the exploration and development of molybdenum projects where he also serves on the audit, finance and governance and nominating committees. Mr. Raih is a certified public accountant and served as a partner at KPMG LLP from 2002 to 2008 and as a partner at Arthur Andersen LLP from 1981 to 2002. Mr. Raih has a degree in Accounting from the University of Notre Dame. Mr. Raih's qualifications as an audit committee financial expert provide an essential skill set relevant to his service on our Board and as the chairman of our Audit Committee.

              James A. Watt was appointed to our Board in August 2012. Mr. Watt has served as director, President and Chief Executive Officer of Dune Energy, Inc. since 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation ("Remington") from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. ("Helix") acquired Remington in July 2006. From August 2006 through March 2007, he served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the board of directors of Helix where he also serves on the compensation and nominating and governance committees. He received a Bachelor of Science in Physics from Rensselaer Polytechnic Institute. We believe that Mr. Watt's extensive experience in the oil and gas industry and board and executive leadership positions at other oil and gas companies bring important experience and industry expertise to our Board.

              Marvin M. Chronister was elected to our Board in March 2011 and appointed by the Board on January 31, 2014 to serve as the Company's Interim President and Chief Executive Officer. Mr. Chronister has over 38 years of experience in the oil and gas industry. Since 2006, he has been an independent investor, energy finance and operations consultant and owner of Enfield Companies. He was previously a Practice Director with

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Jefferson Wells and served as a Managing Director with Deloitte & Touche. Mr. Chronister also held prior investment banking positions with Merrill Lynch and Kidder Peabody. His industry experience includes President and Chief Executive Officer of Transwestern, and senior management positions with the Kidde Energy Group and NL Industries. Mr. Chronister most recently served on the board of directors of Sonde Resources Corp. from September 2009 to May 2012, where he held the position of Chairman and Interim Chief Executive Officer from September 2009 until March 2011. He has also served on several public and private company boards and held leadership positions with numerous industry organizations. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University and has attended multiple executive development programs. We believe Mr. Chronister's extensive operations and strategic experience in the oil and gas industry, as well as his finance and accounting experience, brings important and valuable skills to our Board.

              Anthony G. Buchanon was named Executive Vice President and Chief Operating Officer on August 12, 2013. He joined the Company in August 2012 as Vice President—Rocky Mountain Engineering and has been instrumental in providing leadership and experience to the Company's expanding horizontal drilling program in the Wattenberg Field in Colorado. He has more than 30 years of experience in exploration and production operations, including reservoir, completion and production engineering and unconventional oil and gas exploitation. Immediately prior to joining Bonanza Creek, he served as Production Operations Manager for Noble Energy, Inc. and was part of the Wattenberg Business Unit leadership team that was responsible for developing Noble's Wattenberg assets. Before that, he served in a variety of management level engineering and operations roles for companies such as Rosetta Resources Inc. (from 2008-2010), Burlington Resources Inc. (now ConocoPhillips) (from 2004-2008), Trend Exploration Company and Mobil Exploration and Production (now ExxonMobil Corporation). He holds a Bachelor of Science in Petroleum Engineering from Marietta College.

              William J. Cassidy joined the Company in September 2013 to serve as our Executive Vice President and Chief Financial Officer. Most recently, Mr. Cassidy served as the Global Head of Corporate Finance and Treasury for Puma Energy, a midstream and downstream oil company with operations spanning 37 countries and a subsidiary of the commodity trading multinational Trafigura Beheer BV. From 2009-2013, Mr. Cassidy was a Principal at RPA Capital, LLC, an asset management fund focused on commodity producers. He has served as a director of Oasis Petroleum since 2010 and as a director of GasValpo, SA, a Chilean gas distribution company, from 2008 until 2012. From 2008 to 2009, Mr. Cassidy worked as Chief Financial Officer of USDCM, LLC, a Greenwich, Connecticut, based drilling fund. From 1995 until 2008, Mr. Cassidy served in a variety of investment banking roles, including Head of Exploration and Production Investment Banking at Barclays Capital, Principal of the Energy and Power Investment Banking division at Banc of America Securities and Vice President at JPMorgan Chase. He worked as a Geophysicist for Conoco (now ConocoPhillips) from 1989 to 1993. Mr. Cassidy holds a Bachelor of Science in Geology and Math from the National University of Ireland, Cork, a Master of Science in Petroleum Geophysics from the Royal School of Mines, Imperial College, London and an Master of Business Administration (Finance) from the Wharton School of the University of Pennsylvania.

              Christopher I. Humber has served as Senior Vice President, General Counsel and Secretary of the Company since January 1, 2012. Before joining us, Mr. Humber was a practicing attorney focusing on mergers and acquisitions and corporate finance matters for public and private companies, most recently as a partner with the law firm Kendall, Koenig & Oelsner PC in Denver, Colorado, where he served as our outside counsel since 2006. Prior to that, he was an associate with the law firm Hogan & Hartson LLP (now Hogan Lovells) in Denver, Colorado and with the law firm Arnold & Porter LLP in Washington, D.C. and McLean, Virginia. Mr. Humber graduated with high honors from Emory University School of Law where he was Editor-in-Chief of the Emory Law Journal and holds a Bachelor of Arts in Biology from the University of Colorado at Boulder.

              Lynn E. Boone joined us in August 2012 and currently serves as our Senior Vice President—Planning & Reserves. Ms. Boone has worked in the oil and gas industry for 28 years and has significant experience and accomplishments in reserves determination and reporting, compliance, acquisitions and divestitures and corporate planning and reservoir engineering management. Ms. Boone directs the Company's reservoir engineering, reserves

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

estimation and SEC reporting and engineering planning. Ms. Boone holds a Bachelor of Science in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and a Master of Science in Petroleum Engineering from the University of Oklahoma. Ms. Boone began her career at Unocal Corporation and has worked in lead engineering and reservoir engineering roles with the U.S. Geological Survey, HS Resources and Cody Energy. Most recently, she served as Senior Vice President—Planning and Reserves at Bill Barrett Corporation from 2003 to 2011. Ms. Boone is a co-founder of the Denver Reserves Roundtable Group established for the purpose of sharing "best practices" for reserves estimating and SEC reporting.

              Wade E. Jaques serves as the Company's Vice President, Chief Accounting Officer. Mr. Jaques joined Bonanza Creek in 2010 as its Controller, was promoted to Chief Accounting Officer in September 2011 and was elected a Vice President in November 2012. Additionally, Mr. Jaques assumed the role of the Company's principal financial officer from November 2012 until September 2013, when Mr. Cassidy joined the Company. Prior to joining Bonanza Creek, Mr. Jaques was the Controller and Assistant Corporate Secretary for Ellora Energy Inc., a Colorado based independent oil and gas company, from October 2005 until shortly after its merger with Exxon Mobil Corporation in August 2010. Prior to joining Ellora Energy, Mr. Jaques was an audit manager at Deloitte & Touche's Denver office serving oil and gas clients. Mr. Jaques holds both a Bachelor's and Master's degree in Accountancy from Utah State University and is a certified public accountant in Texas and Colorado.

CORPORATE GOVERNANCE

Our Company

              Bonanza Creek Energy, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado (Rocky Mountain region) and the Dorcheat Macedonia Field in southern Arkansas (Mid-Continent region). Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation, which we believe contributes significantly to the development of our sizable inventory of projects.

Corporate Governance Guidelines

              The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Qualifications and Responsibilities of Directors;

  •
  Committees of the Board;

  •
  Director Access to Management and Independent Advisors;

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  Director Compensation;

  •
  Director Orientation and Continuing Education;

  •
  Chief Executive Officer Evaluation and Management Succession;

  •
  Annual Performance Evaluations;

  •
  The Company's Code of Ethics;

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

  •
  Term Limits for Directors; and

  •
  Changed Circumstances of the Company's Directors.

              Our Corporate Governance Guidelines, including a copy of the current "Code of Business Conduct and Ethics," are posted on our website at www.bonanzacrk.com. Our Corporate Governance Guidelines are reviewed periodically and as necessary by our Nominating and Corporate Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval.

              The New York Stock Exchange (the "NYSE") has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes our Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

              Our Board has separated the chairman and chief executive officer roles. This leadership structure permits the chief executive officer to focus his attention on managing our business and allows the chairman to function as an important liaison between management and the Board, enhancing the ability of the Board to provide oversight of the Company's management and affairs. Our chairman provides input to the chief executive officer and is responsible for presiding over the meetings of the Board and executive sessions of the non-employee directors. In 2014, we expect that an executive session will be held at every regularly scheduled Board meeting. Our chief executive officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. Based on the current circumstances and direction of the Company and the experienced membership of our Board, our Board believes that separate roles for our chairman and our chief executive officer, coupled with a majority of independent directors and strong corporate governance guidelines, is the most appropriate leadership structure for our Company and its stockholders at this time.

Communications with the Board

              Stockholders or other interested parties can contact any director (including Mr. Carty, the Chairman of the Board), any committee of the Board or our non-employee directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. All such communications will be forwarded to the appropriate member(s) of the Board. Comments or concerns relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee.

Director Independence

              The Company's standards for determining director independence require the assessment of our directors' independence each year. A director cannot be considered independent unless the Board affirmatively determines that such director does not have any relationship with management or the Company that may interfere with the exercise of such director's independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE. The Board assesses the independence of each non-employee director and each non-employee nominee for director under the Company's guidelines and the independence standards of the NYSE and has determined that Messrs. Carty, Neveu, Watt and Raih are independent. Although classified as independent in 2013, Mr. Chronister is not currently considered an independent director due to his appointment as the Company's Interim President and Chief Executive Officer on January 31, 2014.

              All members of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are considered independent, thus satisfying NYSE listing standards.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Director Qualifications

              Our Board believes that individuals who serve as directors should have demonstrated notable or significant achievements in business, education or public service; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the Company's stockholders. The following are qualifications, experience and skills for Board members which are important to the Company's business and its future:

  •
  Leadership Experience—The Company seeks directors who demonstrate extraordinary leadership qualities. Strong leaders bring vision, strategic agility, diverse and global perspectives and broad business insight to the Company. They demonstrate practical management experience, skills for managing change and deep knowledge of industries, geographies and risk management strategies relevant to the Company. They have experience in identifying and developing the Company's current and future leaders. The relevant leadership experience the Company seeks includes a past or current leadership role in a major public company or recognized privately held entity; a past or current leadership role at a prominent educational institution or senior faculty position in an area of study important or relevant to the Company; a past elected or appointed senior government position; or a past or current senior managerial or advisory position with a highly visible nonprofit organization.

  •
  Finance Experience—The Company believes that all directors should possess an understanding of finance and related reporting processes. The Company also seeks directors who qualify as an "audit committee financial expert" as defined in the SEC's rules.

  •
  Industry Experience—The Company seeks directors who have relevant oil and gas industry experience.

  •
  Diversity of Backgrounds—Although the Board has not established any formal diversity policy to be used to identify director nominees, it recognizes that a current strength of the Board stems from the diversity of perspective and understanding that arises from discussions involving individuals of diverse backgrounds and experience. When assessing a Board candidate's background and experience, the Nominating and Corporate Governance Committee takes into consideration a broad range of relevant factors, including a candidate's ethnic status, gender and geographic background.

Independent Director Share Ownership Requirements

              Our Board has adopted stock ownership guidelines for our independent directors to further align the interests of our independent directors with the interests of our stockholders. Independent directors are required to hold shares of our common stock with a value equal to five times the amount of the annual cash retainer paid to such director for service on our Board. Independent directors are required to achieve the applicable level of ownership within five years of the date on which such independent director was appointed or elected and began participating in our Long-Term Incentive Plan (the "LTIP"). As of March 31, 2014, all of our directors were in compliance with the stock ownership requirements other than Mr. Carty and Mr. Watt who have until 2018 and 2017, respectively, to satisfy the required level of ownership.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Oversight of Risk Management

              Except as discussed below, the Board as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example:

  •
  the Board provides governance and oversight for the financial and commodity risks assumed by the Company and approves the policies and periodically reviews and discusses with the members of management the procedures and systems in place to identify, review and mitigate the Company's exposure to such risks;

  •
  the Board reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans; and

  •
  the Audit Committee on behalf of the Board reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy.

              The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

Meetings and Committees of Directors

              The Board held six regular and two special meetings during 2013, and its independent directors met in executive session eight times during 2013. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Reserve Committee and the Environmental Safety and Regulatory Compliance Committee. Each standing committee has adopted a formal charter detailing such committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the NYSE.

              In addition to the five standing committees, the Board formed a Special Litigation Committee in July 2011 to conduct an investigation of allegations made by Frank H. Bennett, a co-manager of Bonanza Creek Oil Company, LLC ("BCOC"), a predecessor of the Company, against our former President and Chief Executive Officer, Michael Starzer. During 2011, the Special Litigation Committee concluded that the allegations made against Mr. Starzer were unsubstantiated and lacked merit. The matter was sent to arbitration in July 2011, and in November 2012, an arbitration panel found in favor of Mr. Starzer on all of Mr. Bennett's claims. In September 2013, the arbitration panel awarded certain attorneys' fees and other costs and expenses to Mr. Starzer which were ultimately recovered by the Company as a result of the Company's prior indemnification of Mr. Starzer. The Special Litigation Committee was dissolved on October 29, 2013. The Board has also established an Executive Search Committee on an ad hoc basis, which is leading the search for a permanent Chief Executive Officer.

              During 2013, each of our directors attended 100% of the Board meetings and no director attended fewer than 75% of the total number of meetings of the Board and meetings of the committee on which they served.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Audit Committee

              The members of our Audit Committee are Messrs. Raih (Chairman), Carty and Watt. Mr. Carty joined the Audit Committee upon Mr. Chronister's appointment as Interim President and Chief Executive Officer. The Audit Committee held eleven meetings in 2013.

              Our Board has determined all three to be financially literate and independent under the standards of the NYSE and SEC regulations and that Mr. Raih qualifies as an "audit committee financial expert" as defined in SEC regulations. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent registered public accountants, the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. The Board has delegated to the Audit Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Audit Committee as set forth in the Audit Committee's charter. The Audit Committee may form and delegate authority to subcommittees comprised of members of the Audit Committee. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements and the Company's assessment and management of financial reporting and internal control risks. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

Compensation Committee

              The members of our Compensation Committee are Messrs. Watt (Chairman), Carty and Neveu. Mr. Watt replaced Mr. Carty as Chairman of the Compensation Committee effective April 19, 2013. The Board has determined that all current members of our Compensation Committee are independent under SEC regulations and the standards of the NYSE. The Compensation Committee held thirteen meetings in 2013.

              Based on the Compensation Committee's evaluation of the chief executive officer's performance in light of goals and objectives set and approved by the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee's evaluation of the chief executive officer's performance, the Compensation Committee recommends to the independent directors of the Board for their approval the total compensation of the chief executive officer. The chief executive officer makes compensation recommendations for all other executive officers, including salary and annual cash and equity compensation, to the Compensation Committee. The Compensation Committee then reviews such recommendations and makes its own compensation recommendations to the Board. The Compensation Committee also oversees our compensation and benefit plans. The Board has delegated to the Compensation Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. The Compensation Committee has sole authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to and may meet separately with the Compensation Committee and may consult with the Compensation Committee Chairman between meetings. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section and the "Compensation Committee Report" included herein.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Nominating and Corporate Governance Committee

              The members of our Nominating and Corporate Governance Committee are Messrs. Neveu (Chairman), Carty and Raih. Effective April 19, 2013, Mr. Chronister stepped off the Nominating and Corporate Governance Committee and Mr. Neveu joined the Nominating and Corporate Governance Committee and replaced Mr. Carty as its Chairman. Our Board has determined that all current members of the Nominating and Corporate Governance Committee are independent under SEC regulations and the standards of the NYSE. The Nominating and Governance Committee held eight meetings in 2013.

              The Nominating and Corporate Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Board, through the Nominating and Corporate Governance Committee, evaluates itself annually. The Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. It does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status. The Nominating and Corporate Governance Committee is also primarily responsible for reviewing and approving the goals and objectives relevant to the Company's chief executive officer's performance, and, coordinating the annual evaluation of the chief executive officer's performance based on such goals and objectives. The Board has delegated to the Nominating and Corporate Governance Committee all authority of the Board as may be required or advisable to fulfill the purposes of the Nominating and Corporate Governance Compensation Committee as set forth in the Nominating and Corporate Governance Committee's charter. The Nominating and Corporate Governance Committee may form and delegate authority to subcommittees comprised of members of the Nominating and Corporate Governance Committee. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee is set forth in the "Other Matters—Stockholder Proposals; Identification of Director Candidates" section included herein.

Reserve Committee

              The members of the Reserve Committee are Messrs. Chronister (Chairman), Carty and Watt. Our Reserve Committee oversees, reviews, acts on and reports to the Board on matters regarding our reserve engineering reports and reserve engineers. Our Reserve Committee is responsible for (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting.

Environmental Safety and Regulatory Compliance Committee

              The members of the Environmental Safety & Regulatory Compliance ("ES&RC") Committee are Messrs. Chronister (Chairman) and Neveu. Our ES&RC Committee's primary purpose is to assist our Board in fulfilling our responsibilities to provide global oversight and support of the Company's environmental safety, regulatory and compliance policies, programs and initiatives. In carrying out its responsibilities, the ES&RC Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations.

Attendance at Annual Meetings

              The Board encourages all directors to attend all annual meetings of stockholders, if practicable. All of our directors attended the 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting"). We anticipate that all of our directors will attend the 2014 Annual Meeting.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

              This compensation discussion and analysis ("CD&A") provides a general description of our executive compensation program and information about its various components. This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Executive Summary

              The following individuals are referred to as the "named executive officers" for fiscal year 2013 and are included in the Summary Compensation Table:

  •
  William J. Cassidy, Executive Vice President and Chief Financial Officer;

  •
  Christopher I. Humber, Senior Vice President, General Counsel and Secretary;

  •
  Wade E. Jaques, Vice President and Chief Accounting Officer;

  •
  Michael R. Starzer, the Company's former President and Chief Executive Officer;

  •
  Gary A. Grove, the Company's former Executive Vice President—Engineering and Planning; and

  •
  Patrick A. Graham, the Company's former Executive Vice President—Corporate Development.

              In early 2014, three of the Company's named executive officers departed from the Company and their employment agreements were terminated without cause. Mr. Starzer left the Company in January 2014 and each of Mr. Grove and Mr. Graham left the Company in April 2014. Further discussion regarding these executive departures and payments made in connection with terminations of their employment agreements can be found under "2013 and Selected 2014 Compensation Actions—Executive Departures."

              Although the information presented in this CD&A focuses on our fiscal year 2013, we also describe compensation actions taken before or after fiscal year 2013 to the extent such discussion enhances the understanding of our executive compensation disclosure.

              Strong Results.    Our Company achieved strong operating and financial results exceeding our expectations for 2013, including the following:

  •
  Increased net income to $69.2 million (including approximately $69.6 from continuing operations), as compared with $46.5 million (including $44.6 from continuing operations) for 2012;

  •
  Increased cash flows provided by operating activities to $307.0 million, as compared with $157.6 million in 2012;

  •
  Increased production from continuing operations by 75% to approximately 16,172 barrels of oil equivalent ("Boe") per day, exceeding Company expectations for 2013 by over 6%, with oil and natural gas liquids production representing 72% of total production;

  •
  Decreased average production costs per Boe by 11% to $8.09 per Boe in 2013 from $9.06 per Boe in 2012, primarily as a result of the increasing mix of production generated by horizontal wells in the Wattenberg Field, exceeding the Company's expectations;

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

  •
  Managed capital expenditures of $447.1 million, as compared with $340.9 million in 2012, which resulted in average capital efficiency for produced developed producing reserves of $23.80/Boe in excess of the Company's 2013 expectations;

  •
  Increased proved reserves by 21.1 MMBoe to 69.8 million Boe as of December 31, 2013, an increase over 40% higher than the Company's 2013 target and a 32% increase from December 31, 2012, exceeding the Company's expectations;

  •
  Realized positive drilling results on Wattenberg Field catalyst wells which included the delineation of the Niobrara C bench and Codell formation, 40-acre downspacing in the Niobrara B bench and additional extended reach lateral wells in the Niobrara B bench;

  •
  Demonstrated early success on three pilot projects that tested 5-acre wells in the Dorcheat Macedonia Field;

  •
  Increased the approved amount of our borrowing base under our revolving credit facility from $325 million to $450 million;

  •
  Issued $500 million of senior unsecured notes;

  •
  Sold non-core properties in California to continue our focus on the Wattenberg Field in the Rocky Mountains and the Dorcheat Macedonia Field in Arkansas;

  •
  Recruited key executives to the positions of Chief Operating Officer and Chief Financial Officer; and

  •
  Generated total shareholder returns (based on share price appreciation during 2013) of 56%.

Total Shareholder Return

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Features of Our Compensation Program.    We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual.

              The following table summarizes the key features of our executive compensation program.

Best Practices in Our Executive Compensation Program

✓	Pay for Performance—Our executives' total compensation is substantially weighted toward performance-based pay. Our annual cash incentive awards are based on performance against pre-set key financial, operational and strategic objectives. Our long-term equity compensation awards now include performance share units, which are earned based on our relative total shareholder return against our peers.
✓
External Benchmarking—Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.
✓
Mitigation of Undue Risk—We conduct a risk assessment annually to carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.
✓	Robust Stock Ownership—We have adopted robust stock ownership guidelines for our executives and directors.
✓
Double-Trigger Equity Acceleration upon a Change in Control—Under our Executive Change in Control and Severance Plan (the "Severance Plan"), vesting acceleration of equity incentives following a change in control only occurs if the executive is terminated within 18 months following a change in control.
✓	Independent Compensation Consultant—We have engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.
✓	Focus on Total Compensation—Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.

Practices that We Do Not Engage in or Allow

No Excise Tax Gross-Ups—Neither our Severance Plan nor our employment agreements provide for excise tax gross-ups.
No Hedging or Derivative Transactions in Company Stock—We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin.

No Perquisites—We offer minimal perquisites to the Company's executives and no perquisites that are not offered to all of the Company's employees. The Company believes executive salary and short-term incentive program ("STIP") payments as well as LTIP grants fully compensate our executives.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Compensation Committee Consideration of 2013 Stockholder Advisory Vote on Our Compensation Program.    Our Compensation Committee is continuously mindful of our stockholders' views on executive compensation. We believe our stockholders' strong support of our executive compensation program at our 2013 Annual Meeting reaffirmed our compensation program. At our 2013 Annual Meeting, approximately ninety-eight percent (98%) of the advisory votes cast voted to approve our named executive officer compensation. The Company will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur at the Company's annual meeting of stockholders in 2018.

              Changes to our Compensation Program in 2013.    For the 2013 compensation cycle, we made changes to our executive compensation program, including introducing performance share units as a portion of our long-term equity incentive grants such that 2013 grants were comprised of 25% performance share units and 75% shares of restricted stock, increasing base salaries and adjusting our peer group. Additionally, we implemented the Severance Plan, which contains a double trigger severance obligation so that executive officers who have executed employment agreements are eligible to receive certain severance benefits only upon resignation or termination within 18 months following a change in control if such termination is initiated by our Company for any reason other than for Cause (as defined in the Severance Plan), or by the executive for Good Reason (as defined in the Severance Plan). Outside the context of a change in control, the Severance Plan provides similar benefits for termination without Cause, resignation for Good Reason, death or disability.

              Recent Changes to our Compensation Program.    Our Compensation Committee remains focused on structuring our compensation program to ensure proper alignment of pay with performance. For the 2014 compensation cycle, we made changes to our executive compensation program, including increasing the portion of our long-term equity incentive grants to be made in the form of performance share units from 25% to 50%, with the remainder to continue to be made in the form of restricted stock. These changes are designed to further align executive and stockholder interests.

Compensation Program Philosophy and Objectives

              At Bonanza Creek, we view our employees as an investment for the future. We invest in our people to grow our business and deliver more value to our stockholders. The objectives of our compensation program are:

  •
  to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit;

  •
  to provide total compensation that is flexible enough to respond to changing market conditions and that also aligns compensation levels with performance; and

  •
  to align the interests of our executives with our stockholders' interests.

              We design our compensation program to reward employees for performance that creates stockholder value, in that incentive compensation is only earned by successfully implementing our long-term strategy or by achieving our short-term goals. We strive to create a compensation program that rewards performance while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual.

Executive Compensation Risk

              The Compensation Committee has designed our short-term and long-term compensation programs with features that reduce the likelihood of excessive risk-taking, including a balanced mix of cash and equity and short-term and long-term incentives, caps on short-term bonus program payouts, an appropriate balance of fixed and at-risk compensation components, an appropriate balance of operating and financial performance measures,

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

significant stock ownership requirements for officers, extended vesting schedules on equity grants, caps on incentive awards and prohibitions on engaging in derivative transactions in our common stock. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking and have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Setting Executive Officer Compensation

              Role of Our Compensation Committee.    Our Compensation Committee (i) oversees our compensation programs on behalf of our Board; (ii) is responsible for proposing programs for approval by our Board that attract, retain and motivate qualified executive-level talent; (iii) monitors our compensation programs and strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive with total compensation provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies; and (iv) makes proposals to our independent directors regarding the compensation of our chief executive officer. Our chief executive officer makes proposals to our Compensation Committee regarding the compensation of our other executive officers. The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the compensation consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the compensation consultant.

              Role of the Compensation Consultant.    Since our initial public offering and again for 2013, the Compensation Committee selected Longnecker & Associates (the "Compensation Consultant") to serve as a consultant to the Compensation Committee on compensation related issues. Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. Our Compensation Committee continues to believe it is beneficial to have an experienced, independent third-party assist it in evaluating and setting executive compensation. On an annual basis, the Compensation Consultant provides our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentives and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. In retaining the Compensation Consultant, the Compensation Committee assessed the independence of the Compensation Consultant pursuant to SEC rules and considered, among other things, whether the Compensation Consultant provides any other services to us, the policies of the Compensation Consultant that are designed to prevent any conflict of interest between the Compensation Consultant, the Compensation Committee and us, any personal or business relationships between the Compensation Consultant and a member of the Compensation Committee or one of our executive officers and whether the Compensation Consultant owns any shares of our common stock. Based, in part, on representations made by the Compensation Consultant, the Compensation Committee has concluded that the Compensation Consultant does not have any conflicts of interest in the representation of our Compensation Committee. While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board make and implement compensation decisions and have full discretion to do so independent of the Compensation Consultant's recommendations. The Compensation Committee also has the right to terminate the services of the Compensation Consultant and appoint a new compensation consultant at any time. For fiscal 2013, our Compensation Committee took into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant to make compensation decisions.

              Competitive Benchmarking and Peer Group.    Our Compensation Committee considers competitive industry data in making executive pay determinations. For 2013, as a result of evolving industry and competitive conditions, the Compensation Consultant proposed certain revisions to the peer group companies for our Compensation Committee's review. After discussions with the Compensation Consultant and reviewing the Compensation

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Consultant's recommendation of a peer group based on companies with annual revenue, assets, net income, market capitalization and growth profile similar to ours, taking into account geographic footprint and employee count, our Compensation Committee revised the composition of the peer group (the "2013 Peer Group") for determining compensation levels and performance share units in 2013 to include the following companies:

Name	Ticker	Revenue ($MM)	Market Capitalization ($MM)	Enterprise Value ($MM)

Approach Resources Inc.	AREX	180	754	945
Carrizo Oil & Gas, Inc.	CRZO	520	2,036	2,778
EPL Oil & Gas, Inc.	EPL	693	1,114	1,733
Goodrich Petroleum Corporation	GDP	200	753	1,194
Gulfport Energy Corporation	GPOR	263	5,377	5,217
Kodiak Oil & Gas Corp.	KOG	905	2,985	5,248
Magnum Hunter Resources Corp.	MHR	280	1,254	2,652
Northern Oil and Gas, Inc.	NOG	357	932	1,511
PDC Energy, Inc.	PDCE	411	1,898	2,362
Resolute Energy Corporation	REN	350	688	1,425
Rex Energy Corporation	REXX	245	1,068	1,487
Rosetta Resources, Inc.	ROSE	814	2,945	4,251
Swift Energy Company	SFY	588	586	1,725
25th Percentile		254	753	1,456
Median		357	1,114	1,733
75th Percentile		640	2,490	3,515
Bonanza Creek Energy, Inc.	BCEI	422	1,751	2,079
BCEI Percentile Rank		58%	63%	54%

*
Data source—Bloomberg L.P. Revenue, market capitalization (total value of issued and outstanding shares) and enterprise value (market capitalization plus outstanding debt, minority interests and preferred shares, but excluding cash and cash equivalents) as of December 31, 2013.

              The Compensation Committee's annual review of the Company's peer group resulted in the removal of Venoco, Inc., as it was taken private. The Compensation Committee also removed Oasis Petroleum Inc. because it did not fit our geographic footprint or employee count. The Compensation Committee added the following companies to the Company's 2013 Peer Group, which are similarly sized to us and thus more appropriate with respect to executive compensation benchmarking: EPL Oil & Gas, Inc., Goodrich Petroleum Corp., Northern Oil and Gas, Inc., Rex Energy Corporation, and Rosetta Resources, Inc.

              The Compensation Consultant compiled compensation data for the 2013 Peer Group from a variety of sources, including proxy statements and other publicly filed documents. It also compiled published survey compensation data from multiple sources, including the Economic Research Institute, Mercer and Towers Watson. The compensation of our executive officers and the Company's total shareholder returns for purposes of determining awards of performance share units was then compared with this 2013 Peer Group and survey data.

              We evaluate and compare the compensation levels for our named executive officers against the data and market benchmarks obtained from the Compensation Consultant, as adjusted for individual considerations such as experience, performance, tenure and job responsibilities. The Compensation Consultant determines market

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

benchmarks by the average of (i) compensation data for our 2013 Peer Group and (ii) compensation data from published surveys in our industry.

              Role of CEO and Other Executive Officers in Determining Executive Compensation.    The Compensation Committee, after reviewing the information provided by the Compensation Consultant and considering other factors, determines each element of compensation assessed against the rigorous goals for our chief executive officer. When making determinations about each element of compensation for the other executive officers, the Compensation Committee considers recommendations from our chief executive officer. Additionally, at the Compensation Committee's request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to use these recommendations and is conscientious of the need for the evaluation and incorporation of an effective compensation review process.

Elements of Our Compensation and Why We Pay Each Element

              Our Compensation Committee, assisted by the Compensation Consultant and executive management, continues to develop compensation programs that provide our executive officers with an overall compensation package tailored to our Company, subject to ratification or approval by our Board. With respect to our named executive officers, our Compensation Committee designs these programs to consist of five elements: base salary, annual performance-based cash incentive compensation, long-term equity-based compensation, severance and change-in-control benefits and other employee benefits as set forth below.

Compensation Element	Description	Purpose
Base Salary	Fixed pay for performing day-to-day responsibilities; reflects individual experience, education, tenure in role, performance, internal pay equity and market compensation based on our peer group	Attract and retain qualified employees; and recognize skills, competencies, experience and individual contributions
STIP	Annual cash incentive opportunity depending upon annual performance in key metrics	Motivate management to achieve key short-term goals; attract and retain executive talent; and align executives' interests with stockholders' interests
LTIP (comprised of Restricted Stock and Performance Share Units)	Equity-based compensation opportunity depending upon our long-term performance with respect to an individual's position and total shareholder return of the Company relative to our peer group	Drive stockholder value creation; align management interests with stockholders; encourage retention; reward long-term Company performance and conserve cash resources
Severance and Change in Control	Lump sum cash payments of salary and bonus multiples, accelerated equity vesting and continuation of COBRA benefits following certain termination events
Eliminate or reduce the reluctance of executives to pursue potential corporate transactions that could benefit the Company, but result in adverse consequences to the executive's employment; and clarify termination benefits
Other Compensation: Benefits and Perquisites	401(k) match; parking; medical, dental, life and disability insurance	Attract and retain highly qualified employees and support the overall health and well-being of all employees

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

               Pay for Performance

              Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide for our named executive officers. A significant portion of our named executive officers' compensation is in the form of annual cash incentives and long-term equity-based incentives under the LTIP. Each of these incentives plays a role in aligning pay with the Company's performance and the long-term financial interests of our named executive officers with those of our stockholders. In addition, compensation that is paid in the form of restricted stock instead of cash is at-risk, because its value varies with changes in the stock price and because it is forfeitable if the executive voluntarily terminates employment prior to vesting. With a considerable percentage of their compensation paid in equity, our named executive officers have a significant stake in the long-term success of the Company along with all other stockholders. The following charts illustrate the target mix of pay for our named executive officers in 2013.

CEO	CFO

Other NEOs

              As the chart below further illustrates, 83%, 78% and 75% of total target compensation for our chief executive officer, chief financial officer and other named executive officers, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance of the Company (i.e. "at risk").

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

2013 and Selected 2014 Compensation Actions

              Base Salary.    Base salary is intended to provide a guaranteed amount of compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day-to-day contributions to the Company's success. Based on competitive market data, making incremental changes based on the Company's recent transition from a private to a public company and adjusting for individual performance and responsibilities, the Board approved the following 2013 salaries in March 2013, for the named executive officers:

Name	2012 Base Salary ($)	2013 Base Salary ($)(1)	% Change
William J. Cassidy(2)	—	325,000	—
Christopher I. Humber	210,000	262,500	25%
Wade E. Jaques	225,000	236,250	5%
Michael R. Starzer	350,000	400,000	14%
Gary A. Grove	240,000	294,000	23%
Patrick A. Graham	237,800	291,690	23%

    (1)
    2013 base salary increases were effective as of March 17, 2013.

    (2)
    Mr. Cassidy's commenced his employment on September 9, 2013.

              The salary increases approved in 2013 were based on the Compensation Committee's review of market benchmarks and decisions on our executive officers' individual performances, corporate performance, industry increases and the competitive aspects of the oil and gas industry.

              Furthermore, based on competitive market data, individual performance and responsibilities, in March, 2014, the Board approved the following 2014 salaries:

Name	2013 Base Salary ($)	2014 Base Salary ($)(1)	% Change
William J. Cassidy	325,000	350,000	8%
Christopher I. Humber	262,500	295,000	12%
Wade E. Jaques	236,250	260,000	10%

    (1)
    2014 base salary increases were effective as of March 23, 2014.

              Annual Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive annual cash incentive awards tied to the Company's performance and individual performance. We believe the annual cash incentive awards help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

              2013 STIP.    Our LTIP (discussed below) contemplates the award of annual cash incentive bonuses to certain of our employees, including our named executive officers, to reward employees for their performance in helping the Company achieve its short term goals. The STIP provides that the aggregate pay-out of awards, as well as each individual award, must be approved by the Compensation Committee prior to the payment. The Compensation Committee has the authority to adjust STIP awards in its discretion, but may only make downward adjustments for named executive officers. Under the STIP, a named executive officer's annual cash incentive is determined by the

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Company achieving certain Company-wide key performance indicators ("KPIs"), set and communicated to each executive prior to or at the beginning of each performance period.

              For the 2013 STIP, the Company KPIs included objective metrics for production, lease operating expense, capital efficiency for proved developed producing reserves ("PDP") and additions to the Company's reserves. Proved reserves additions are additions to the proved reserve categories (PDP, proved developed non-producing reserves ("PDNP") and proved undeveloped reserves ("PUD")) resulting from the execution of the Company's 2013 capital budget plus engineering revisions to the 2012 year-end proved reserves estimates. Capital per PDP developed is calculated by dividing the appropriate 2013 budgeted capital by "PDP developed" (equal to the net reserves volume that moves into the PDP category from PDNP, PUD, unproved reserves, resource or exploration during the 2013 year as a result of capital or expense dollars spent). These KPIs are consistent with the Company's 2013 operating plan.

              Pursuant to the 2013 STIP guidelines, target payouts in 2013 were set at 100% of base salary for our president and chief executive officer and 75% of base salary for all other named executive officers. Following the mid-year appointment of our chief financial officer and chief operating officer, the Compensation Committee and Board determined that the chief financial officer and chief operating officer positions should have a target STIP payout of 90% of base salary. For purposes of calculating the STIP, base salary is the named executive officer's effective salary as of the end of the 2013 fiscal year. For 2013, the actual payouts were subject to a range generally based on the following categories: threshold (50% of target), target performance (100% of target), exceptional performance (200% of target). Exceptional performance is a "stretch" goal that, while achievable, removes all of the risk from our operating expectations. The maximum payout under the STIP in 2013 for named executive officers was capped at 200% of the target amount to prevent undue risk taking.

              The following table summarizes the Company's 2013 performance in the areas considered by our Compensation Committee.

2013 Company KPIs	Weight	Company 2013 Performance	Target (100%)	% of Target Bonus Achieved
Production	30%	Production averaged 16,172 Boe/d during 2013 and exceeded the top end of our operating expectations.	15,241 Boe/d	200%
Lease Operating Expenses	25%	Lease operating expenses, as adjusted to remove discontinued operations, averaged $8.13/Boe during 2013 which was below the low end of our operating expectations.	$8.75/Boe	200%
Capital/PDP Developed	25%	Capital/PDP developed averaged $23.80/Boe for 2013 which was above the midpoint of our operating expectations.	$24.90/Boe	138%
Proved Reserves Additions	20%	Proved reserves additions totaled 21.1MMBoe for 2013 which exceeded the top end of our operating expectations.	15.0MMBoe	200%
TOTAL	100%			184%

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Following the end of 2013, our Compensation Committee reviewed our performance for 2013 with members of management and our full Board to determine the cash incentive award amounts to be awarded to our named executive officers pursuant to the 2013 STIP KPIs. Actual results we attained with respect to the Company performance metrics for 2013 were above our targeted performance goals and, as a result, each named executive officer (other than Mr. Starzer) was awarded a bonus at 184% of target. Mr. Starzer was ineligible to receive a bonus pursuant to the terms of the 2013 STIP because of his departure from the Company prior to the determination and payout of the 2013 STIP awards. The actual bonus amounts paid to our named executive officers (other than Mr. Starzer) in March 2014 were as follows:

Name	2013 STIP Award ($)
William J. Cassidy	168,095	(1)
Christopher I. Humber	362,250
Wade E. Jaques	326,025
Gary A. Grove	405,720
Patrick A. Graham	402,532

(1)
Prorated for partial year.

              2014 STIP.    In March 2014, the Board approved the 2014 STIP KPIs for the named executive officers which, with the addition of a general and administrative expense component, are substantially similar to the 2013 KPIs. Target payouts in 2014 are 100% of base salary for our president and chief executive officer, 90% of base salary for our chief financial officer and chief operating officer, 75% of base salary for senior vice presidents and 40% of base salary for vice presidents. For 2014, the maximum payout under the STIP for named executive officers is capped at 200% of the target amount to prevent undue risk taking.

              Long-Term Equity-Based Incentives.    In determining 2013 awards under our LTIP, our Compensation Committee reviewed the market analysis provided by the Compensation Consultant. In addition, the Compensation Committee reviewed recommendations from our chief executive officer for awards to named executive officers other than for himself. The Compensation Committee compared such recommendations against the Compensation Consultant's market analysis to assist in determining the appropriate amount of equity to grant to each named executive officer based on market data, while also taking into consideration the Company's performance as well as individual performance and retention concerns.

              Prior to 2013, our long-term equity incentives consisted solely of restricted stock awards; however, in 2013, our Compensation Committee granted both restricted stock awards and performance share units to our named executive officers and key employees. We believe restricted stock awards and performance share units effectively align our executive officers' interests with the interests of our stockholders on a long-term basis and each type of award has retentive attributes. Performance share units also have an additional performance-based component that compares our performance with that of our peer companies. We believe this combination of long-term equity awards appropriately provides incentives that capture absolute total return performance of our common stock as well as awards that also capture variable performance relative to the performance of other oil and gas companies of our peer group. The Compensation Committee may determine in the future that different and/or additional award types are appropriate.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              In 2013, each of our named executive officers received 75% of his LTIP award in the form of shares of restricted stock, with the balance in the form of performance share units. The amount and type of equity granted to our named executive officers in 2013 was as follows:

Name	Targeted Long-Term Equity Grant Value ($)	Shares of Restricted Stock(1)	Performance Share Units
William J. Cassidy	487,500	11,339	3,779
Christopher I. Humber	393,750	8,174	2,725
Wade E. Jaques	354,375	7,356	2,452
Michael R. Starzer	1,200,000	24,910	8,303
Gary A. Grove	441,000	9,154	3,051
Patrick A. Graham	437,535	9,083	3,028

  (1)
  The number of shares of restricted stock and number of performance share units awarded was determined using a volume-weighted average price for the 10 trading days leading up to the filing of our Annual Report on Form 10-K for the year ended December 31, 2012. The grant date accounting values for the 2013 awards, which differ slightly from the targeted values above, are reflected in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table contained in this proxy.

              Restricted Stock.    The 2013 restricted stock awards vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. For our named executive officers other than Mr. Cassidy, the first 1/3 tranche vested in March 2014, the second 1/3 tranche will vest in March 2015 and the final 1/3 tranche will vest in March 2016, in each case, subject to the award recipient's continued employment. The vesting of these awards will accelerate in full if the award recipient's employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in their respective Employment Agreements and the Company's Severance Plan effective as of March 28, 2013, to the extent an award recipient participates in the Severance Plan. These accelerated vesting provisions are described in greater detail below in the section entitled "Severance Plan." Mr. Cassidy's restricted stock award was granted upon the commencement of his employment with the Company in September 2013 and vests annually in equal increments over a period of three years. While a named executive officer holds unvested restricted shares, he is entitled to vote and receive dividends, if any, on the shares.

              Performance Share Units.    The 2013 performance share units are subject to a designated three-year performance period beginning on January 1, 2013 and ending on December 31, 2015. The actual number of shares of our common stock earned is determined at the end of the three-year performance period and can range from 0% to 200% of the initial number of performance share units, depending on a comparison of the total shareholder return ("TSR") achieved with respect to shares of our common stock against the TSR achieved by each company in our 2013 Peer Group. The number of earned shares of our common stock will be calculated based on which quartile our TSR percentage ranks as of the end of the performance period relative to the other companies in the comparator group as follows: (a) if our TSR ranks below the market 25th percentile, 0% of the number of initial performance share units will be earned, (b) if our TSR ranks at the market 25th percentile, 50% of the number of initial performance share units will be earned, (c) if our TSR ranks at the market 50th percentile, 100% of the number of initial performance share units will be earned, (d) if our TSR ranks at the market 75th percentile, 150% of the number of initial performance share units will be earned, and (e) if our TSR ranks number 1, 200% of the number of initial performance share units will be earned. If the Company is ranked between any of these payout levels, the percentage multiple will be interpolated on a linear basis based on the actual percentile ranking of the Company. Performance share units vest, if at all, shortly following the end of the three year performance period.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              2014 LTIP.    In March 2014, the Compensation Committee made restricted stock and performance share unit grants to our continuing named executive officers as set forth in the table below. The shares of restricted stock will vest, subject to continued employment, over a three-year period commencing March 28, 2014, with one-third vesting on each anniversary of March 28, 2014. Pursuant to the terms of the Company's Performance Share Agreement, as amended, the performance share units are subject to a cliff vesting provision with a determination date of December 31, 2016, shortly after which the executives will be eligible to receive between zero and 200% of their target award upon attainment of certain pre-determined performance goals.

Name	Targeted Long-Term Equity Grant Value ($)	Shares of Restricted Stock(1)	Performance Share Units
William J. Cassidy	1,137,500	12,450	12,450
Christopher I. Humber	737,500	8,072	8,072
Wade E. Jaques	455,000	4,980	4,980

  (1)
  The number of shares of restricted stock and number of performance share units awarded was determined using a volume-weighted average price for the 10 trading days leading up to the date the Board approved the 2014 LTIP grants.

              New Employment Agreements.    In April 2013, the Company entered into new employment agreements (the "Employment Agreements") with Messrs. Starzer, Grove, Graham and Humber. The Employment Agreements superseded and replaced the employment agreements between these named executive officers and the Company that were entered into on the following dates: December 2010 (Messrs. Starzer, Grove and Graham) and January 2012 (Mr. Humber). In August 2013, the Company entered into an Employment Agreement with Mr. Cassidy and in March 2014, the Company entered into an Employment Agreement with Mr. Jaques. The Employment Agreements entitle the executives to participate in the Severance Plan (described below), which provides for a double-trigger equity acceleration and a double-trigger termination payment equal to one to three times salary and bonus for named executive officers upon a change in control and executive's termination within 18 months following such change in control. The Employment Agreements prohibit the executives while they are employed by the Company from being involved in oil and gas exploration and development activities and other activities that directly compete with the Company's business. The Employment Agreements also generally prohibit the executives from any business engaged in oil and gas exploration and development activities within a twenty-five mile radius of any mineral property interest of the Company or its affiliates (with exceptions in both cases for preexisting business activities and opportunities first offered to and declined by the Company) for a period of one to three years (based on the executive's position) after employment has ended with the Company.

              Severance Plan.    In March 2013, the Compensation Committee recommended and the Board approved the Severance Plan. The Severance Plan is applicable to all executive officers who have executed an Employment Agreement. Under the Severance Plan, the executive officer receives certain severance benefits upon his resignation or termination within 18 months following a change in control if such termination is initiated by our Company for any reason other than for Cause (as defined in the Severance Plan), or by the executive for Good Reason (as defined in the Severance Plan). The Severance Plan provides similar benefits outside the context of a change in control for termination without Cause, resignation for Good Reason, death or disability. Assuming the executive executes and continues to comply with a general release of liability against the Company within 60 days

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

following such termination or resignation, the executive is entitled to the following benefits, based on his or her job title:

Element	Payment
Base Salary	A lump sum cash payment equal to a multiple of the executive's base salary as of the date of termination, with the multiple as follows: president and chief executive officer—three times; executive vice presidents—two and one half times; senior vice presidents—two times; and vice presidents—one time
Bonus
A lump sum cash payment equal to a multiple of the greater of (i) the annual average of the bonuses received by the executive pursuant to the Company's annual incentive program in the two calendar years prior to termination and (ii) such executive's current target bonus amount, with the multiple as follows: president and chief executive officer—three times; executive vice presidents—two and one half times; senior vice presidents—two times; and vice presidents—one time
Vesting of Equity Awards
Immediate vesting of all outstanding equity awards that would vest solely based on continued employment and continued vesting of incentives tied to performance goals upon achievement of such goals, notwithstanding the executive's termination
Benefits
Continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by Company for a period of 18 months for our president and chief executive officer, executive vice presidents and senior vice presidents and 12 months for our vice presidents

              Other Employee Benefits.    We expect that the named executive officers will continue to be eligible for the same health, welfare and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits, parking and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of each employee's cash earnings. We believe that offering a comprehensive employee benefits package helps us attract and retain talent and remain competitive in our industry.

              Executive Departures.    Effective January 31, 2014, Michael R. Starzer departed from the Company and agreed to resign as a member of the Board and the Company terminated Mr. Starzer's Employment Agreement without cause. In connection with Mr. Starzer's departure from the Company, the Company and Mr. Starzer entered into a severance agreement (the "Starzer Severance Agreement"), effective January 31, 2014. Pursuant to the terms of the Starzer Severance Agreement, the Company paid Mr. Starzer (i) a lump sum of $930,000, subject to applicable withholding and taxes and (ii) six months of his annual base salary, equal to $200,000. Additionally, Mr. Starzer is entitled to voluntary outplacement services through June 30, 2014, comprised of reimbursement of (x) lease expenses for executive office space for him and an assistant and (y) salary of his assistant, in each case, upon presentation of invoices therefor at a total cost not to exceed $10,000 per month until June 30, 2014. Additionally, pursuant to the terms of his Employment Agreement, which was terminated without cause, and the Severance Plan, the Company paid Mr. Starzer $2.4 million and all unvested stock held by Mr. Starzer vested on January 31, 2014, except for his performance share units which will vest, if at all, at the end of the performance period applicable thereto.

              Additionally, effective April 1, 2014, Gary A. Grove departed from the Company and agreed to resign as a member of the Board; Patrick A. Graham departed from the Company; and the Company terminated the Employment Agreements of each of Messrs. Grove and Graham without cause. In connection with Mr. Grove's departure as an executive of the Company, Mr. Grove received cash severance of $1,467,150 in accordance with his Employment Agreement and the Severance Plan. In addition, all unvested stock held by Mr. Grove vested immediately prior to his separation date, except for his performance share units which will vest, if at all, at the

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

end of the performance period applicable thereto. In connection with Mr. Graham's departure as an executive of the Company, Mr. Graham received cash severance of $1,455,328 in accordance with his Employment Agreement and the Severance Plan. In addition, all unvested stock held by Mr. Graham vested immediately prior to his separation date, except for his performance share units which will vest, if at all, at the end of the performance period applicable thereto.

Executive Officer Stock Ownership Guidelines

              During 2012, we established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our stockholders. The ownership guidelines for our named executive officers are currently established at the following minimum levels:

Position	Multiple
President and Chief Executive Officer	5x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	2x base salary

              Executive officers have five years from the date of their appointment as an executive officer to achieve their targeted level. All of the Company's named executive officers satisfied our stock ownership guidelines as of March 31, 2014 except for Mr. Cassidy who has until 2018 to satisfy such ownership requirements.

              The Compensation Committee monitors stock ownership levels on an annual basis. If an executive is promoted to a position with a higher salary multiple, such executive will have two years from the date of the change in position to reach the higher expected stock ownership level, but still must meet the prior expected ownership level within the original five-year period. Executives who do not satisfy the ownership requirements within the time required must hold at least fifty percent (50%) of the net shares acquired through the LTIP until the ownership levels are satisfied. Unvested shares do not count towards satisfaction of the guidelines.

Accounting and Tax Considerations

              Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our named executive officers, including the following:

              Section 162(m) of the Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deductibility of compensation paid by any publicly held corporation to certain executives of such corporation (generally the named executive officers other than the chief financial officer) to $1,000,000 per employee in any taxable year, unless the compensation is performance-based. Certain exceptions to the deductibility limitation apply for a limited period of time in the case of companies that become publicly traded through an initial public offering, assuming certain conditions are satisfied. We intend that compensation payable to our named executive officers within this period will fit within that exception. However, to the extent any compensation arrangements are not eligible for the foregoing exception or do not otherwise constitute performance-based compensation exempt from the 162(m) limitations, we reserve the right to use our judgment to authorize such compensation payments when we believe that such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and/or the executive's individual performance and/or changes in specific job duties and responsibilities.

              Section 409A of the Code.    Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of such section of the Code with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

              Tax Gross-Ups.    Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Section 409A of the Code or with respect to Sections 280G and 4999 of the Code (which may provide for, among other things, an excise tax on certain golden parachute payments received by the executives upon a change in control of the Company), and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments upon a change in control constitute "parachute payments" (as defined under Section 280G of the Code), then such payments may be either paid in full or reduced so that such payments are less than the limitation under Section 280G, whichever produces the better after-tax result for the executive officer.

              ASC Topic 718 Regarding Stock Compensation.    Financial Accounting Standards Board Accounting Standards Codification, Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718") requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, performance share units and other equity-based awards are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Indemnification

              Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would mandate indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive in advance reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provisions in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Summary Compensation Table

              The following table shows information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William J. Cassidy(4)	2013	93,750(10)	100,000(11)	629,176(15)(16)	168,095	3,803	994,824
Executive Vice President, Chief Financial Officer
Christopher I. Humber(5)	2013	250,385	—	400,155(16)(17)	362,250	16,504	1,029,294
Senior Vice President, General Counsel and Secretary	2012	205,961	212,500(12)	376,000(19)	—	15,408	809,869
Wade E. Jaques(6)	2013	233,654	—	360,101(17)(16)	326,025	15,452	935,232
Vice President, Chief Accounting Officer	2012	206,097	163,709(13)	376,000(19)	—	12,634	758,440
Michael R. Starzer(7)	2013	388,462	—	1,219,417(17)(16)	—	19,200	1,627,079
Former President and Chief	2012	395,435	196,000	1,052,800(19)	—	21,395	1,665,630
Executive Officer	2011	304,429	58,000(14)	—(20)	—	12,910	375,339
Gary A. Grove(8)	2013	281,538	—	448,104(17)(16)	405,720	15,211	1,150,578
Former Executive Vice	2012	267,000	180,000	601,600(19)	—	14,955	1,063,555
President—Engineering and Planning	2011	234,237	61,000(14)	—(20)	—	13,911	309,148
Patrick A. Graham(9)	2013	279,254	—	444,653(18)(17)(16)	402,532	18,265	1,144,704
Former Executive Vice	2012	266,394	178,350	601,600(19)	—	14,533	1,060,877
President—Corporate Development	2011	201,540	38,000(14)	692,189(21)	—	14,446	946,175

(1)
Reflects the aggregate grant date fair value of restricted stock awards and performance share units granted under our LTIP, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. These grant date fair values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 8 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 28, 2014.

(2)
Amounts in this column represent the bonuses earned in 2013 under the STIP. STIP bonuses are not paid until the first quarter of the following year.

(3)
All Other Compensation for 2013 included the following:

Named Executive Officer	Parking ($)	Life Insurance Premiums ($)	401(k) Employer Match ($)	Total ($)
William J. Cassidy	—	83	3,000	3,803
Christopher I. Humber	3,420	726	12,358	16,504
Wade E. Jaques	2,160	654	12,638	15,452
Michael R. Starzer	3,180	828	15,192	19,200
Gary A. Grove	—	811	14,400	15,211
Patrick A. Graham	2,160	805	15,300	18,265

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

(4)
Mr. Cassidy joined our Company effective as of September 9, 2013.

(5)
Mr. Humber joined our Company effective as of January 1, 2012.

(6)
Mr. Jaques served as our principal financial officer from November 1, 2012 until September 9, 2013.

(7)
Mr. Starzer left the Company effective as of January 31, 2014.

(8)
Mr. Grove left the Company effective as of April 1, 2014.

(9)
Mr. Graham left the Company effective as of April 1, 2014.

(10)
Mr. Cassidy's annualized salary for 2013 was $325,000.

(11)
Sign-on bonus received in connection with Mr. Cassidy's commencement of employment on September 9, 2013.

(12)
Amount includes a signing bonus of $50,000 and a spot bonus of $5,000 for Mr. Humber's exceptional work in connection with the 2012 Annual Meeting of Stockholders.

(13)
Amount includes a spot bonus of $5,000 paid in May 2012 in recognition of Mr. Jaques' exceptional work in bringing the accounting function fully in-house, which had previously been partially outsourced.

(14)
Reflects bonuses paid under the terms of the executive's former employment agreement which was executed in December 2010 and superseded and replaced by an Employment Agreement. See "Compensation Discussion and Analysis—Element of Compensation and Why We Pay Each Element—New Employment Agreements" above for more information.

(15)
Amounts represent the aggregate grant date fair value of awards of restricted stock pursuant to our LTIP, which vest, subject to continued employment, over the course of three years, with one-third vesting on each anniversary of September 15, 2013.

(16)
Amounts reflect the grant date fair value of performance share units assuming 100% of the initial number of performance share units granted to each named executive officer are earned. If the maximum award is made, 200% of the initial number of performance share units may be earned which would increase the aggregate grant date fair value of the stock awards to: (i) Mr. Cassidy—$770,889, (ii) Mr. Humber—$484,221, (iii) Mr. Jaques—$435,745, (iv) Mr. Starzer—$1,475,565, (v) Mr. Grove—$542,232 and (vi) Mr. Graham—$538,067.

(17)
Amounts represent the aggregate grant date fair value of awards of restricted stock pursuant to our LTIP, which vest, subject to continued employment, over the course of three years, with one-third vesting on each anniversary of March 28, 2013.

(18)
Amount includes 10,524 shares of previously issued and outstanding shares of common stock held by BCOC of which Mr. Graham was a non-managing member and distributed by BCOC to Mr. Graham based on his ownership interest in BCOC. The value shown is based on the closing price of the Company's common stock on July 3, 2013, the date of the distribution.

(19)
Amounts represent the aggregate grant date fair value of awards of restricted stock pursuant to our LTIP, which vest, subject to continued employment, over the course of three years, with one-third vesting on each anniversary of February 15, 2012.

(20)
Amount does not include the value of shares of Class B restricted common stock awarded to Messrs. Starzer and Grove under the Bonanza Creek Energy Company, LLC ("BCEC") Management Incentive Plan (the "MIP") prior to our initial public offering ("IPO"), which converted into shares of our common stock upon our IPO, because such amounts were granted in prior periods.

(21)
Amount represents shares received by BCEC in connection with our 2010 restructuring and distributed to Mr. Graham pursuant to the MIP. These shares were granted to Mr. Graham upon our IPO and the value shown is based on $17.00 per share, the amount paid by investors in our IPO.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Grants of Plan-Based Awards

              The following table provides additional information about our 2013 STIP and 2013 LTIP awards granted to named executive officers in 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

									All Other Stock Awards; Number of Shares of Stock or Units (#)(7)
Name	Grant Date	Date of Board Approval (if different from Grant Date)	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)(5)	Maximum (#)(6)		Grant Date Fair Value of Stock Awards ($)

William J. Cassidy
STIP	9/9/13	8/5/13	46,125	92,250	184,500	—	—	—	—	—
Restricted Stock	9/9/13	8/5/13		—	—	—	—	—	11,339	487,464(8)
Performance Share Units	9/9/13	8/5/13		—	—	1,890	3,779	7,558	—	141,713(9)
Christopher I. Humber
STIP	3/28/13	—	98,438	196,875	393,750	—	—	—	—	—
Restricted Stock	3/28/13	—		—	—	—	—	—	8,174	316,089(10)
Performance Share Units	3/28/13	—		—	—	1,363	2,725	5,450	—	84,066(11)
Wade E. Jaques
STIP	3/28/13	—	88,594	177,188	354,375	—	—	—	—	—
Restricted Stock	3/28/13	—		—	—	—	—	—	7,356	284,457(10)
Performance Share Units	3/28/13	—		—	—	1,226	2,452	4,904	—	75,644(11)
Michael R. Starzer(12)
STIP	3/28/13	—	200,000	400,000	800,000	—	—	—	—	—
Restricted Stock	3/28/13	—		—	—	—	—	—	24,910	963,270(10)
Performance Share Units	3/28/13	—		—	—	4,152	8,303	16,606	—	256,148(11)
Gary A. Grove
STIP	3/28/13	—	110,250	220,500	441,000	—	—	—	—	—
Restricted Stock	3/28/13	—		—	—	—	—	—	9,154	353,985(10)
Performance Share Units	3/28/13	—		—	—	1,526	3,051	6,102	—	94,123(11)
Patrick A. Graham
STIP	3/28/13	—	109,384	218,700	437,535	—	—	—	—	—
Restricted Stock	3/28/13	—		—	—	—	—	—	9,083	351,240(10)
Performance Share Units	3/28/13	—		—	—	1,514	3,028	6,056	—	93,414(11)

  (1)
  Reflects the amount of salary actually paid to each of our named executive officers in 2013, multiplied by the applicable STIP threshold percentage. The 2013 STIP threshold percentage for each named executive officer was 50% of their respective STIP target percentage.

  (2)
  Reflects the amount of salary actually paid to each of our named executive officers in 2013, multiplied by the applicable STIP target percentage. The 2013 STIP target percentages were as follows: (i) 100% of base salary for Mr. Starzer; (ii) 90% of base salary for Mr. Cassidy; and (iii) 75% of base salary for our other named executive officers.

  (3)
  Reflects the amount of salary actually paid to each of our named executive officers in 2013, multiplied by the applicable STIP maximum percentage. The maximum payouts per named

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

        executive officer are 200% of base salary for our chief executive officer, 180% of base salary for our chief financial officer and 150% of base salary for the remaining named executive officers.

  (4)
  Reflects 50% of the initial number of performance share units granted to each of the named executive officers.

  (5)
  Reflects 100% of the initial number of performance share units granted to each of the named executive officers. Actual awards may range from 0% to 200% of the initial number of performance share units.

  (6)
  Reflects 200% of the initial number of performance share units granted to each of the named executive officers.

  (7)
  Reflects restricted stock awards granted in 2013. For Messrs. Humber and Jaques, the restricted stock vests 1/3 on March 28, 2014, 1/3 on March 28, 2015 and 1/3 on March 28, 2016. Mr. Cassidy's award vests 1/3 on September 15, 2014, 1/3 on September 15, 2015 and 1/3 on September 15, 2016. The awards for Messrs. Starzer, Grove and Graham vested in full upon their respective departures from the Company.

  (8)
  The grant date fair value is calculated using the closing price of our common stock on the date of grant of $42.99 per share, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 8 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 28, 2014.

  (9)
  Assumes the performance share units payout at the target level (100% of the initial number of performance share units) based on TSR of the Company relative to the TSR of the comparator group and the grant date fair value of $37.50 on September 9, 2013 based on a stochastic process using the Geometric Brownian motion model ("GBM Model").

  (10)
  The grant date fair value is calculated using the closing price of our common stock on the date of grant of $38.67 per share, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements, as set forth in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 8 to the financial statements, set forth in the Company's Form 10-K filed with the SEC on February 28, 2014.

  (11)
  Assumes the performance share units payout at the target level (100% of the initial number of performance share units) based on TSR of the Company relative to the TSR of the comparator group and the grant date fair value of $30.85 on March 28, 2013 based on a stochastic process using the GBM Model.

  (12)
  As a result of Mr. Starzer's departure from the Company, effective January 31, 2014, he was not eligible to receive a bonus under the STIP.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

              Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

              The following table sets forth certain information with respect to the outstanding stock awards held by the named executive officers at the end of fiscal year 2013.

	Stock Awards
	Restricted Stock Awards		Performance Share Units
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
William J. Cassidy	11,339(3)	492,906	—	—
	—	—	3,779	164,273
Christopher I. Humber	2,916(5)	126,845	—	—
	16,666(6)	724,471	—	—
	8,174(4)	355,324	—	—
	—	—	2,725	118,456
Wade E. Jaques	2,189(5)	95,156	—	—
	16,666(6)	724,471	—	—
	7,356(4)	319,765	—	—
	—	—	2,452	106,588
Michael R. Starzer	36,486(7)	1,586,046	—	—
	46,666(7)	2,028,571	—	—
	24,910(7)	1,082,838	—	—
	—	—	8,303	360,931
Gary A. Grove	29,188(8)	1,268,802	—	—
	26,666(8)	1,159,171	—	—
	9,154(8)	397,924	—	—
	—	—	3,051	132,627
Patrick A. Graham	21,891(9)	951,602	—	—
	26,666(9)	1,159,171	—	—
	9,083(9)	394,838	—	—
	—	—	3,028	131,627

(1)
The market value of shares of restricted stock and performance share units that have not vested is calculated based on $43.47 per share, the closing price of our common stock as of December 31, 2013, the last trading day of fiscal year 2013, as quoted by the New York Stock Exchange.

(2)
Reflects 100% of the initial number of performance share units granted to each of the named executive officers. The named executive officers will be eligible to receive between zero and 200% of the performance share units upon attainment of certain pre-determined performance goals. See "Compensation Discussion and Analysis—Element of Compensation and Why We Pay Each Element—Long-Term Equity-Based Incentives" above for more information. The initial performance period for these awards commenced on January 1, 2013 and ends on December 31, 2015.

(3)
Shares of restricted stock granted in connection with Mr. Cassidy's employment with the Company on September 9, 2013. Shares of restricted stock vest 1/3 on September 15, 2014, 1/3 on September 15, 2015 and 1/3 on September 15, 2016.

(4)
Shares of restricted stock vest 1/3 on March 28, 2014, 1/3 on March 28, 2015 and 1/3 on March 28, 2016.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

(5)
Represents shares of pre-IPO Class B restricted shares granted under the MIP which were exchanged for the Company's post-IPO common stock. Shares of restricted stock vest on December 20, 2014.

(6)
Shares of restricted stock vest 1/2 on February 15, 2014 and 1/2 on February 15, 2015.

(7)
Shares of restricted stock vested in full upon Mr. Starzer's departure from the Company, effective January 31, 2014.

(8)
Shares of restricted stock vested in full upon Mr. Grove's departure from the Company, effective April 1, 2014.

(9)
Shares of restricted stock vested in full upon Mr. Graham's departure from the Company, effective April 1, 2014.

Options Exercised and Stock Vested

              We did not grant any stock options during fiscal 2013 or prior years. The following table sets forth restricted shares of our common stock held by our named executive officers that vested during fiscal 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
William J. Cassidy	—	—
Christopher I. Humber	11,252	409,540(1)
Wade E. Jaques	10,523	376,954(2)
Michael R. Starzer	59,820	2,412,380(3)
Gary A. Grove	42,522	1,751,259(4)
Patrick A. Graham	35,225	1,425,083(5)

(1)
Amount reflects the market value on the vesting date of (i) 8,334 shares of our common stock based on $33.49 per share, the closing price of our common stock on February 15, 2013 and (ii) 2,918 shares of our common stock based on $44.70 per share, the closing price of our common stock as of December 20, 2013.

(2)
Amount reflects the market value on the vesting date of (i) 8,334 shares of our common stock based on $33.49 per share, the closing price of our common stock on February 15, 2013 and (ii) 2,189 shares of our common stock based on $44.70 per share, the closing price of our common stock as of December 20, 2013.

(3)
Amount reflects the market value on the vesting date of (i) 23,334 shares of our common stock based on $33.49 per share, the closing price of our common stock on February 15, 2013 and (ii) 36,486 shares of our common stock based on $44.70 per share, the closing price of our common stock as of December 20, 2013.

(4)
Amount reflects the market value on the vesting date of (i) 13,334 shares of our common stock based on $33.49 per share, the closing price of our common stock on February 15, 2013 and (ii) 29,188 shares of our common stock based on $44.70 per share, the closing price of our common stock as of December 20, 2013.

(5)
Amount reflects the market value on the vesting date of (i) 13,334 shares of our common stock based on $33.49 per share, the closing price of our common stock on February 15, 2013 and (ii) 21,891 shares of our common stock based on $44.70 per share, the closing price of our common stock as of December 20, 2013.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Potential Payments Upon Termination and Change in Control

              The table below discloses a hypothetical amount of compensation and/or benefits due to named executive officers with Employment Agreements in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2013, and are calculated pursuant to the terms of the Employment Agreements and the Severance Plan. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward looking statements."

Name(1)	Payment Type	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause, Resignation for Good Reason, Disability or Death ($)	Termination following a Change in Control ($)(2)
William J. Cassidy	Cash Severance	—	812,500	812,500
	Bonus Payment	—	731,250	731,250
	Accelerated Equity Vesting(3)	—	492,906	492,906
	Health Payment(4)	—	24,885	24,885

	TOTAL	—	2,061,541	2,061,541

Christopher I. Humber	Cash Severance	—	525,000	525,000
	Bonus Payment	—	393,750	393,750
	Accelerated Equity Vesting(3)	—	1,206,640	1,206,640
	Health Payment(4)	—	24,885	24,885

	TOTAL	—	2,150,275	2,150,275

Michael R. Starzer(5)	Cash Severance	—	1,200,000	1,200,000
	Bonus Payment	—	1,200,000	1,200,000
	Accelerated Equity Vesting(3)	—	4,697,455	4,697,455
	Health Payment(4)	—	24,885	24,885

	TOTAL	—	7,122,340	7,122,340

Gary A. Grove(5)	Cash Severance	—	735,000	735,000
	Bonus Payment	—	551,250	551,250
	Accelerated Equity Vesting(3)	—	2,825,898	2,825,898
	Health Payment(4)	—	24,885	24,885

	TOTAL	—	4,137,033	4,137,033

Patrick A. Graham(5)	Cash Severance	—	729,225	729,225
	Bonus Payment	—	546,919	546,919
	Accelerated Equity Vesting(3)	—	2,505,611	2,505,611
	Health Payment(4)	—	24,885	24,885

	TOTAL	—	3,806,640	3,806,640

(1)
As of December 31, 2013, Wade Jaques did not have an Employment Agreement with the Company and therefore was not eligible to receive benefits in the event of his termination or the Company's change in control.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

(2)
Change of control payments are contingent upon resignation for Good Reason (as defined in the Severance Plan) or termination without Cause (as defined in the Severance Plan) within 18 months following the change in control.

(3)
Upon termination without Cause, resignation for Good Reason, death or permanent disability, all unvested equity becomes fully vested. The accelerated vesting of equity awards is based upon the closing price per share of our common stock on December 31, 2013 which was $43.47 multiplied by the number of outstanding restricted shares or performance share units that would vest upon the occurrence of the event indicated. The values reported in the table above only take into account awards that were outstanding on December 31, 2013 and do not include awards granted to our named executive officers in March 2014, which awards are discussed above in the Compensation Discussion and Analysis.

(4)
Represents the Company-subsidized COBRA premiums to continue family health, vision and dental coverage for the 18 month period immediately following the date of termination.

(5)
Effective January 31, 2014, Mr. Starzer departed from the Company and effective April 1, 2014, each of Mr. Grove and Mr. Graham departed from the Company. Please refer to "2013 and Selected 2014 Compensation Actions—Executive Departures" for a detailed discussion to of the termination payments made in 2014 to Messrs. Starzer, Graham and Grove.

Pension Benefits

              Other than our 401(k) Plan, we do not have any plan that provides for retirement benefits.

Non-Qualified Deferred Compensation

              We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Director Compensation

              Our Board believes that attracting and retaining qualified non-employee directors is critical to the ongoing operation of our Company. Similarly to the evaluation of the compensation of our executives, our Compensation Committee engages the Compensation Consultant to conduct an analysis of the 2013 Peer Group's compensation of their directors. Following such an analysis, in July 2013, our non-employee director compensation plan was revised to address the increased time and attention the Company's post-IPO transition period requires of our Board members and is targeted to be between the 50th and 75th percentiles of our 2013 Peer Group. The plan now includes (i) an annual cash retainer of $60,000 (including the Chairman of the Board); (ii) an additional annual cash retainer of $50,000 for the Chairman of the Board, (iii) an annual grant of restricted shares of our common stock with a fair market value of approximately $130,000, subject to one year cliff vesting and accelerated vesting upon a change of control of the Company; (iv) $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, including ad hoc committees and the Chairman of the Audit Committee's attendance at Disclosure Committee meetings; (v) an additional annual cash retainer for service as the chairman of each of the audit ($20,000), compensation ($13,000), nominating and corporate governance ($10,000), environmental safety and regulatory compliance ($5,000) and reserve ($5,000) committees (provided that, in the event one director serves as the chairman of more than one committee, such director will only receive the highest such retainer); and (vi) reimbursement for expenses incurred in connection with service as a director. Stock grants under this compensation plan are made under our LTIP. Stock grants for the term beginning with the 2013 Annual Meeting and ending with the 2014 Annual Meeting were made in 2013 and vest on the day before the 2014 Annual Meeting, subject to continued service.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Directors who are also members of our executive management do not receive any additional compensation for their service on our Board.

              The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Richard J. Carty	118,999	163,243(5)	282,242
Marvin M. Chronister	80,366(1)	129,941(6)	210,307
Kevin A. Neveu	75,674(2)	129,941(6)	205,615
Gregory P. Raih	82,836(3)	129,941(6)	212,777
James A. Watt	79,586(4)	129,941(6)	209,527

(1)
Does not include $30,750 paid in 2013 for service in 2012.

(2)
Does not include $27,500 paid in 2013 for service in 2012.

(3)
Does not include $31,250 paid in 2013 for service in 2012.

(4)
Does not include $24,500 paid in 2013 for service in 2012.

(5)
Reflects values of (i) 903 fully vested shares, with a grant date fair value of $36.88 per share, granted for service on the Board in the first half of 2013, (ii) 2,173 restricted shares, with a grant date fair value of $36.80 per share, granted for service on the Board for the term beginning with the 2013 Annual Meeting and ending with the 2014 Annual Meeting and (iii) 1,255 restricted shares, with a grant date fair value of $39.82 per share, granted under the Company's LTIP. The awards referred to in (ii) and (iii) vest on June 4, 2014. Mr. Carty had previously elected to not take any compensation for his service on our Board for fiscal 2010, 2011 and 2012 due to his affiliation with West Face Capital, an entity which, at the time, was our controlling stockholder as it beneficially held greater than 50% of our common stock. The award in (i) was made to compensate Mr. Carty for service on the Board for the first half of 2013 following West Face Capital's exit as our controlling stockholder.

(6)
Reflects values of (i) 2,173 restricted shares with a grant date fair value of $36.80 per share granted for service on the Board for the term beginning with the 2013 Annual Meeting and ending with the 2014 Annual Meeting and (ii) 1,255 restricted shares with a grant date fair value of $39.82 per share granted under the Company's LTIP. All awards vest on June 4, 2014.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

              The following table represents the securities authorized for issuance under our equity compensation plans as of December 31, 2013.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	28,033(1)	—	1,630,617(2)
Equity compensation plans not approved by security holders	—	—	—

Total	28,033	—	1,630,617

(1)
Represents shares of common stock to be issued in respect of performance share units assuming an earned percentage of 100%. Performance share units do not have exercise prices associated with them. The final number of performance share units may vary depending on the satisfaction of the performance criteria in a range from zero to 200%.

(2)
Represents securities available for issuance under our LTIP as of December 31, 2013. As of March 31, 2014, after taking into account the March 2014 LTIP grants, net-settled vestings and forfeitures, there were 1,509,754 securities available for issuance under the LTIP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Messrs. Watt, Carty and Neveu were members of the Compensation Committee during 2013. No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers serve or has served on the board of directors or compensation committee of a company that has one or more executive officers who serve on our Board or Compensation Committee. No member of our Board is an executive officer of a company in which one or more of our executive officers serves as a member of the board of directors or compensation committee of that company.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 COMPENSATION COMMITTEE REPORT

              The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

              The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board
James A. Watt, Chairman Richard J. Carty, Member Kevin A. Neveu, Member

AUDIT COMMITTEE REPORT

              The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

              The Audit Committee is composed of three directors, Messrs. Raih, Carty and Watt, and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of the NYSE listing standards and other applicable standards. The duties of the Audit Committee are summarized in this proxy statement under "Corporate Governance—Audit Committee" and are more fully described in the charter which can be viewed on the Company's website under "Corporate Governance."

              The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of the Company's financial reporting, accounting systems and processes, and internal controls. During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2013, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2013 with management and with the independent registered public accountants;

  •
  required management to perform an evaluation and make an assessment of the effectiveness of the Company's internal controls over financial reporting asserting compliance with the Sarbanes-Oxley Act of 2002 and discussed the results with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the quality, clarity, consistency and completeness of the Company's financial reporting and disclosures, (iii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, including the independent registered public accountants' independence, and (iv) the matters required to be discussed by Statement on Auditing Standard No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended;

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

  •
  discussed with management and with the independent registered public accountants the process by which the Company's principal executive officer and principal financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Hein & Associates, LLP in fiscal 2013 for audit services, tax services and all other services, are set forth in "Item Two—Ratification of Selection of Independent Registered Public Accountant—Audit and Other Fees" below); and

  •
  considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself, as recommended by the NYSE's corporate governance rules.

              With respect to rotation of the audit firm, the Audit Committee has concluded that the current benefits to the Company from continued retention of Hein & Associates, LLP warrant retaining the firm at this time. The Audit Committee will, however, continue to review this issue on an ongoing basis.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

              The Audit Committee meets regularly with management, the Company's internal auditors and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

              Based on the review and discussion referred to above, and in reliance on the information, opinions, reports and statements presented to us by the Company's management and Hein & Associates, LLP, we recommended to the Board that the December 31, 2013 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

Audit Committee of The Board of Directors
Gregory P. Raih, Chairman Richard J. Carty, Member James A. Watt, Member

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2014 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

              Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. The address for the Company's directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado 80202.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Class(2)
Significant Stockholders
Her Majesty the Queen in Right of Alberta as represented by Alberta Investment Management Corporation(3)	7,587,859	18.8%
FMR, LLC(4)	3,094,506	7.7%
Prudential Financial, Inc.(5)	2,066,519	5.1%
Jennison Associates LLC(5)	2,054,556	5.1%
Directors and Named Executive Officers
Richard J. Carty(6)	903	*
Marvin M. Chronister(6)(8)	13,976	*
Kevin A. Neveu(6)	9,976	*
Gregory P. Raih(6)	12,390	*
James A. Watt(6)	3,606	*
Michael R. Starzer(7)	519,311	1.3%
Gary A. Grove(7)	252,232	*
Patrick A. Graham(7)	140,220	*
William J. Cassidy(8)	—	*
Christopher I. Humber(8)	15,979	*
Wade E. Jaques(8)	15,796	*
All current directors and executive officers as a group (10 persons)(9)	87,160	*

*
Less than 1%.

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has a right to acquire within 60 days of a date reasonably selected by us, through the exercise of any right. We selected March 31, 2014 as the determination date.

(2)
Based on 40,395,690 shares of common stock outstanding as of March 31, 2014.

(3)
According to a Schedule 13G/A filed with the SEC on February 14, 2014, on behalf of Her Majesty the Queen in Right of Alberta ("HMQ"), as represented by Alberta Investment Management Corporation ("AIMCo"), HMQ has no power to vote and has sole dispositive power over these shares. HMQ holds such shares in her own capacity and as trustee/nominee for certain Alberta pension clients for which AIMCo serves as investment manager pursuant to the Alberta Investment Management Corporation Act R.S.A. C.A. 26-5 (2007). Such clients have the right to

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

  receive dividends from, or the proceeds from the sale of, such shares held on their behalf. As of February 14, 2014, HMQ, as represented by AIMCo, may be deemed the beneficial owner of these shares over which West Face Capital may exercise voting power pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients and therefore West Face Capital may also be deemed to be a beneficial owner of these shares. The address for Her Majesty the Queen in Right of Alberta, a client advised by Alberta Investment Management Corporation, is c/o AIMCo, 1100-10830 Jasper Avenue, Edmonton, Alberta T5J 2B3 Canada.

(4)
According to a Schedule 13G/A filed with the SEC on February 14, 2014, on behalf of FMR LLC ("FMR") 245 Summer Street, Boston, Massachusetts 02210, a parent holding company on its own behalf, FMR has, with respect to the Company's common stock, sole power to vote 214,328 shares, shared power to vote 0 shares, sole power to dispose of 3,094,506 shares and shared power to dispose of 0 shares. Fidelity Management & Research Company ("Fidelity"), 245 Summer Street, Boston, Massachusetts 02210, a wholly-owned subsidiary of FMR and registered investment advisor, is the beneficial owner of 2,145,277 shares as a result of acting as an investment advisor to various investment companies. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 2,145,277 shares owned by the funds. Fidelity SelectCo, LLC ("SelectCo"), 1225 17th Street, Denver, Colorado 80202, a wholly-owned subsidiary of FMR and a registered investment advisor is the beneficial owner of 735,201 shares as a result of acting as an investment adviser to various investment companies. Edward C. Johnson 3d and FMR, through its control of SelectCo and the SelectCo funds each has sole power to dispose of 735,201 shares owned by the SelectCo funds. Members of the family of Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting commons shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Pyramis Global Advisors, LLC ("PGALLC"), 900 Salem Street, Smithfield, Rhode Island 02917, an indirect wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 800 shares of the Company as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or registered investment companies owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 800 shares. FIL Limited ("FIL"), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-US investment companies and institutional investors. FIL is the beneficial owner of 213,228 shares of the Company's stock. FMR and FIL are of the view that they are not acting as a "group" for purposes of Section 13(d) and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other entity within the meaning of Rule 13d-3 of the 1934 Act. However, FMR made the Schedule 13G filing on a voluntary basis as if all shares are beneficially owned by FMR and FIL on a joint basis.

(5)
According to a Schedule 13G/A filed with the SEC on January 29, 2014, on behalf of Prudential Financial, Inc. ("Prudential"), Prudential has, with respect to the Company's common stock, sole power to vote 118,764 shares, shared power to vote 1,883,652 shares, sole power to dispose of 118,764 shares and shared power to dispose of 1,947,755 shares. Of these shares, 2,054,556 shares are beneficially owned by Jennison Associates LLC, a subsidiary of Prudential. According to a

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

  Schedule 13G filed with the SEC on February 6, 2014, Jennison Associates LLC has shared power to vote all 2,054,556 of these shares. As of March 31, 2014, Jennison Associates LLC may be deemed the beneficial owner of these shares. The address for Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102-3777. The address for Jennison Associates LLC is 466 Lexington Avenue, New York, NY 10017.

(6)
Director of the Company. Amounts reported do not include shares of restricted stock subject to vesting after May 30, 2014.

(7)
Former executive officer of the Company. Amounts reported do not include performance share units subject to the satisfaction of certain performance-based metrics after May 30, 2014.

(8)
Executive officer of the Company. Amounts reported do not include shares of restricted stock subject to vesting or performance share units subject to the satisfaction of certain performance-based metrics, in each case, after May 30, 2014.

(9)
Does not include former executive officers, Messrs. Starzer, Grove and Graham.

Section 16(a) Beneficial Ownership Reporting Compliance

              The executive officers and directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in the Company's common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2013, with the exception of one late Form 4 reporting one transaction for West Face Capital which beneficially owned more than ten percent of the Company's stock immediately prior to the time of the filing.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

              An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any "Related Party" has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  a director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              Our Audit Committee reviews all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement and makes a determination regarding the initial authorization or ratification of any such transaction.

              The Audit Committee is also charged with reviewing the material facts of all Interested Transactions and either approving or disapproving the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board. This written policy preapproves the following transactions:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402 of Regulation S-K;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's voting securities if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

              Prior to a Related Party entering into an Interested Transaction, the Audit Committee reviews the material facts of such Interested Transaction and either approves or disapproves of the Interested Transaction. If advance Audit Committee approval of an Interested Transaction is not feasible, then the Interested Transaction is considered and ratified (if the Audit Committee determines it to be appropriate) at the Audit Committee's next regularly scheduled meeting. In determining whether to approve or disapprove an Interested Transaction, the

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

Related-Party Transactions

              From time to time, the Company contributes charitable donations to organizations for which the Company's executives serve as directors. Such contributions are pre-approved pursuant to the Company's Related Party Transactions Policy. There were no other related party transactions since January 1, 2013 which were required to be reported in "Transactions with Related Persons" where the procedures above did not require review, approval or ratification or where the procedures were not followed. Additionally, since January 1, 2013, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Compensation Discussion and Analysis," and the transaction described below.

              Registration Rights Agreement.    We entered into a Registration Rights Agreement, dated December 23, 2010, with Project Black Bear LP ("PBBLP"), HMQ and certain other stockholders, to whom we refer as "rights holders," relating to the shares of our common stock held by them and covered by the agreement, which shares of common stock we refer to as "registrable shares." Under the Registration Rights Agreement and subject to certain terms and conditions, the rights holders have the right to require us to register under the Securities Act for offer and sale all or a portion of the registrable shares of such rights holders. On January 8, 2013, at a time during which PBBLP was considered a Related Person of the Company due to its ownership of more than 5% of the Company's common stock, PBBLP made a demand for registration under the Registration Rights Agreement, which required us to register 13,000,000 shares of common stock owned by PBBLP in January 2013. Proceeds to PBBLP from the sale of registrable shares, after underwriting discounts and commissions, were approximately $368 million. For the full text of this agreement, please see Exhibit 10.3 to the Registration Statement on Form S-1/A filed on July 25, 2011 (File No. 333-174765).

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

ITEM ONE:

ELECTION OF DIRECTOR

              The Company's certificate of incorporation provides for the division of the Company's Board into three approximately equal classes. Prior to the 2014 Annual Meeting, the classes were divided as follows: (i) two directors in Class I, (ii) one director and one vacancy in Class II and (iii) two directors and one vacancy in Class III. The term of office for the current Class II director will expire at the 2014 Annual Meeting; the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015; and the term of office of Class I directors will expire at the Annual Meeting of Stockholders to be held in 2016.

              The Board has nominated Kevin A. Neveu for election as a Class II Director of the Company to serve for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2017 and until either he is re-elected or his successor is elected and qualified. Mr. Neveu is currently serving as a director of the Company. His biographical information is contained in the "Directors and Executive Officers" section above.

              The Board has no reason to believe that Mr. Neveu will be unable or unwilling to serve if elected. However, if Mr. Neveu becomes unable or unwilling to accept his nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.

               The Board unanimously recommends that stockholders vote "FOR" Item One and approve the election of the director nominee.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 ITEM TWO:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

              The Audit Committee of the Board has selected Hein & Associates LLP as the independent registered public accountant auditors of the Company for 2014. Hein & Associates LLP has audited the Company's consolidated financial statements since the Company's inception on December 23, 2010. The Board is submitting the selection of Hein & Associates LLP for ratification at the 2014 Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Hein & Associates LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

              The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Hein & Associates LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

              The table below sets forth the aggregate fees billed by Hein & Associates LLP for the last two fiscal years:

Description	2013 ($)	2012 ($)
Audit Fees(1)	646,239	484,803
Audit-Related Fees	—	—
Tax Fees(2)	86,770	72,120
All Other Fees	—	—

Total	733,009	556,923

(1)
We paid audit fees, including costs, for the years ended December 31, 2012 and 2013 for professional services rendered in connection with:

•
the audit of our consolidated financial statements;

•
SEC registration statements and amendments filed by the Company;

•
comfort letters issued in connection with SEC registration statements filed by the Company; and

•
review of quarterly consolidated financial statements and documentation of internal controls.

(2)
Tax return preparation and consultation on tax matters.

              The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Hein & Associates LLP's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees" and "Tax Fees" incurred since its formation.

              The Company expects that representatives of Hein & Associates LLP will be present at the 2014 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

               The Board unanimously recommends that stockholders vote "FOR" Item Two and approve the ratification of the selection of Hein & Associates LLP as the independent registered public accountant of the Company for 2014.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 ITEM THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Compensation Discussion and Analysis" section of this proxy statement. Our Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit, to reward past performance measured against established goals and provide incentives for future performance and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our named executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

              As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation packages provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item Three, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in this proxy statement. Some of the program features incorporated by the Compensation Committee to align our executive compensation program with our executive compensation philosophy include:

  •
  time-based and performance-based equity awards incorporating a three-year vesting period to emphasize long-term performance and executive officer commitment and retention;

  •
  annual performance-based cash awards incorporating operational, financial and performance metrics in order to properly balance risk with the incentives needed to drive our key annual initiatives—such awards impose maximum payouts to further manage risk and the possibility of excessive payments;

  •
  "double trigger" requirement for any acceleration of vesting of equity upon a change in control (i.e., a termination of employment is required in connection with a change in control); and

  •
  stock ownership guidelines to further align the interests of our named executive officers with the interests of our stockholders.

              This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As an advisory vote, Item Three is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee and will not require our Board or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

              We are asking stockholders to vote "For" the following resolution:

                  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this proxy

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

    statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement."

              The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal is required for approval of Item Three. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

               The Board unanimously recommends that the stockholders vote "FOR" Item Three and approve the compensation of the named executive officers of the Company, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 OTHER MATTERS

Stockholder Proposals; Identification of Director Candidates

              Any stockholder of the Company who desires to submit a proposal for action at the 2015 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 3, 2015, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

              A stockholder proposal, including a stockholder nominating a person for election as director, not included in our proxy statement for the 2015 Annual Meeting of Stockholders will be ineligible for presentation at the 2015 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date of the Company's proxy statement released to stockholders for the preceding year's annual meeting. Accordingly, with respect to the 2015 Annual Meeting of Stockholders, such notice must be received by the Secretary at the Company's principal executive office by January 3, 2015; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (i) the 120th day prior to such meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" means disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the Company with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

              To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC and (iii) the nominee(s)' written consent to serve as a director if elected, and (c) in the case of other business proposed to be brought before the annual meeting, (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board, a committee thereof and the chief executive officer and president may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

              It is the responsibility of the Nominating and Corporate Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

              The Nominating and Corporate Governance Committee's charter includes consideration of diversity of viewpoint on the Board. In that regard, the Nominating and Corporate Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Corporate Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Corporate Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

              In identifying potential director candidates, the Nominating and Corporate Governance Committee will rely on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Corporate Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

              Written requests for inclusion of any stockholder proposal should be addressed to Bonanza Creek Energy, Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

Solicitation of Proxies

              Solicitation of proxies on behalf of the Company may be made via the internet, by mail, or by personal interview or telephone by officers, directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

Stockholder List

              In accordance with the Delaware General Corporation Law and the Company's bylaws, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the 2014 Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the 2014 Annual Meeting, during ordinary business hours for ten days before the 2014 Annual Meeting.

Proxy Materials, Annual Report and Householding

              The Company's Annual Report to Stockholders for the year ended December 31, 2013, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

              The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with accountholders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request to us as follows: 410 17th Street, Suite 1400, Denver, Colorado, 80202, Attention: Investor Relations, (720) 440-6100. We will promptly deliver a separate copy to you upon request.

               IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING TO BE HELD ON JUNE 5, 2014:

              A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE 2013 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, SUITE 1400, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

Internet and Phone Voting

              For shares of stock that are registered in your name, you may vote by internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Wednesday, June 4, 2014. The giving of such a proxy will not affect your right to vote in person should you decide to attend the 2014 Annual Meeting.

              The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

Forward-Looking Statements

              This proxy statement may include "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The forward-looking statements include statements regarding additional matters to be presented at the 2014 Annual Meeting; executive sessions of the Board; potential payments upon termination or change in control; statements regarding Section 162(m), Section 409A and Section 280G of the Code and ASC Topic 718; and impact of the compensation program on the Company. These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

               IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board,

Christopher I. Humber Senior Vice President, General Counsel & Secretary
Denver, Colorado April 30, 2014

 BONANZA CREEK ENERGY, INC. 2014 Proxy Statement

 BONANZA CREEK ENERGY, INC. 410 17TH STREET, SUITE 1400 DENVER, CO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M74058-P52040 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BONANZA CREEK ENERGY, INC. The Board of Directors recommends you vote FOR the following Nominee for a term expiring in 2017: 1. Election of Directors Nominee: For Against Abstain 1a. Kevin A. Neveu The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain 2. To ratify the selection of Hein & Associates, LLP as the Company’s independent registered public accountant for fiscal 2014. 3. To approve, on an advisory basis, the executive compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and our 2013 Annual Report on Form 10-K are available at www.proxyvote.com. M74059-P52040 BONANZA CREEK ENERGY, INC. Annual Meeting of Stockholders June 5, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher I. Humber and William J. Cassidy, and each of them with the power to act without the other and with the power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all of the shares of Bonanza Creek Energy, Inc. common stock which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 5, 2014 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING CONCERNING ANY ADJOURNMENT OF THE MEETING. Continued and to be signed on reverse side